Ex-99.h.4

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

February __, 2007

Delaware Group Adviser Funds
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

      By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Diversified Income Fund and Delaware U.S. Growth Fund (collectively, the “Funds”), which are series of Delaware Group Adviser Funds, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Funds’ Class A Shares and Class R Shares, so that such Funds’ Rule 12b-1 (distribution) fees will not exceed the amounts indicated below for the period March 1, 2007 through February 29, 2008:

Fund	Expense Limitation
Delaware Diversified Income Fund
Class A	0.25%
Class R	0.50%
Delaware U.S. Growth Fund
Class A	0.30%
Class R	0.50%

      The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:
Name:
Title:
Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Adviser Funds

By:
Name:
Title:
Date: